Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated August 3, 2021 relating to the financial statements of Imperial Petroleum Inc. Predecessor, appearing in the Registration Statement No. 333-263593 on Form F-1 of Imperial Petroleum Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 18, 2022